Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 3 dated May 14, 2025 relating to the Common Stock, par value $0.10 per share, of Adams Resources & Energy, Inc. shall be filed on behalf of the undersigned.

NEEDHAM INVESTMENT MANAGEMENT L.L.C. By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Authorized Person

GEORGE A. NEEDHAM By: /s/ George A. Needham

NEEDHAM AGGRESSIVE GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer